EXHIBIT 10.7

SBA Loan#	9142817106
SBA Loan Name	Amplitech, Inc.
Date	4/20/20
Loan Amount	$232,200.00
Interest Rate	One (1%) Percent Per Annum; Fixed
Borrower	Amplitech, Inc.
Lender	BNB Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of two hundred thirty-two thousand two hundred and 00/100 Dollars, plus interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, including the Application for the Loan.

“SBA” means the Small Business Administration, an Agency ofthe United State of America.

3.	PAYMENTTERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a.	Payroll costs
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation
d.	Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) {P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If the Borrower has received an EIDL advance in any amount, that amount shall be subtracted from the loan forgiveness amount.

Maturity: This Note will mature two years from date of first disbursement of this loan.

Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan.

Other Repayment Terms: At the end of the 6-month deferment period the Borrower shall pay all accrued and unpaid interest outstanding that is not subject to forgiveness by the SBA. The unpaid principal balance of this Note outstanding at the end of the deferment period shall be payable in eighteen (18) equal consecutive installments of principal and interest payable (based upon an 18 month amortization schedule) commencing on the 7 month anniversary of the Note date to and including the Maturity date.

Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

F.	Fails to pay any taxes when due;

G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H.	Has a receiver or liquidator appointed for any part of their business or property;

I.	Makes an assignment for the benefit of creditors;

J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower;

C.	File suit and obtain judgment; or

D.	Exercise any rights of set off.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

B.	Release anyone obligated to pay this Note; and

C.	Take any action necessary to collect amounts owing on this Note.

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7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

10.	STATE SPECIFIC PROVISIONS:

This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. One or more parties may transmit his/her signature on this Note via telecopy, facsimile or other form of electronic transmission, and that such signature shall be binding and have the same effect as a manual signature upon the original. It is agreed that in any legal proceeding, a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

11.	REPRESENTATIONS AND WARRANTIES:

The Borrower warrants and represents that:

1.	This Loan is hereby made pursuant to the SBA Paycheck Protection Program;

2.	Borrower was in operation on February 15, 2020;

3.	Borrower had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on a Form 1099-MISC;

4.	the current economic uncertainty makes this loan request necessary to support the ongoing operations of the Borrower;

5.	the funds will be used to retain workers and maintain payroll (as defined in the CARES Act and SBA’s IFR), costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums, make mortgage interest payments (but not mortgage prepayments or principal payments), rent payments, utility payments, interest payments on any other debt obligations that were incurred before February 15, 2020 and/or refinancing an SBA EIDL loan made between January 31, 2020 and April 3, 2020;

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6.	Borrower understandings that if the funds are knowingly used for unauthorized purposes, the federal government may hold the Borrower legally liable such as for charges of fraud;

7.	documentation verifying the number of full-time equivalent employees on payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight-week period following this loan will be provided to the Lender by the Borrower;

8.	during the period beginning on February 15, 2020 and ending on December 31, 2020, the Borrower has not and will not receive another loan under the Payroll Protection Program;

9.	the information provided in the application and the information provided in all supporting documents and forms as provided to the Lender was and remains true and accurate in all material respects;

10.	Borrower understands that knowingly making a false statement to obtain a guaranteed loan from the US Small Business Administration (“SBA”) is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000, and Borrower understands that if the Borrower’s shareholders, members, or partners use the Loan proceeds for unauthorized purposes, SBA will have recourse against the shareholder(s), member(s), or partner(s) for the unauthorized use;

11.	Borrower acknowledges that the Lender will confirm the eligible loan amount using tax documents the Borrower has submitted;

12.	the tax documents are identical to those submitted to the Internal Revenue Service; and

13.	Borrower understands, acknowledges, and agrees that the Lender can share the tax information with SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

<Signatures on the next page>

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12.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

The execution and delivery of this Note has been authorized by all necessary action of the governing body of the Borrower.

By accepting and electronically signing this document, the undersigned agrees that the electronic signature or copy of a signed signature has the same legal validity and effect as an original handwritten signature. This Agreement and any and all other documents relative to the same shall be treated as transferable record under the ESIGN Act, Uniform Electronic Transactions Act and Article 3 of the Uniform Commercial Code.

By:	Fawad Maqbool

Printed Name:
Title:	President
Date signed: 4/18/2020 | 11: 31 PM PDT

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2200 Montauk Highway P.O. Box 3005 Bridgehampton, NY 11932 631.537.1000 www.bnbbank.com

SBA Paycheck Protection Program Note Addendum

By accepting and using the Paycheck Protection Program Loan proceeds the Borrower agrees to and acknowledges receipt of the following terms and conditions:

USA Patriot Act Notice: To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Applicant (“you”, “your’’) that opens a loan account. This means that when an Applicant (defined below) opens a loan account, BNB BANK (“Bank”, “we”, “us”) will ask for the business name, business address, taxpayer identifying number and other information that will allow us to identify the Applicant, such as organizational documents. For some business entities we may need to ask for identifying information and documentation relating to certain individuals associated with the business or organization, including such individual’s name, address, date of birth and other information that will help us identify such person. For example, we may also ask to see such person’s driver’s license or other official documents to identify such person.

ECOA Notice: The federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract), because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning this creditor is: Federal Reserve Consumer Help Center, P.O. Box 1200 Minneapolis, MN 55480.

New York Human Rights Law Notice: The New York Human Rights Law also prohibits creditors from discriminating in the granting, withholding, extending or renewing, or in the fixing of the rates, terms or conditions of, any form of credit, on the basis of race, creed, color, national origin, sexual orientation, military status, age, sex, marital status, disability, or familial status.

Ownership of Applicant. If one or more Applicants is a corporation, limited liability company or any other type of business entity (each, an “Entity”), Applicant agrees to provide Bank with a certification of beneficial owners in form and substance acceptable to Bank for each such Entity that is executed by the principals of each Entity in connection with this loan application and any time an updated version may be requested by Bank from time to time (“Certification of Beneficial Owners”). The Applicant represents and warrants, as of the date of this loan application and as of the date on which each updated Certification of Beneficial Owners is provided to Bank, that the information in the Certification of Beneficial Owners is true, complete and correct. You agree to provide updated versions of the Certification of Beneficial Owners promptly following each change in the beneficial ownership or the controlling party of Applicant. Further, from time to time Bank may be required to verify the continued accuracy of the information provided in the Certification of Beneficial Owners. The Applicant agrees to provide written confirmation of the accuracy of the information in a then current Certification of Beneficial Owners or deliver a new Certification of Beneficial Owners in form and substance acceptable to Bank when requested by Bank.

The Applicant further agrees to provide such other information and documentation as may reasonably be requested by Bank from time to time for purposes of compliance by the Bank with applicable laws and regulations (including, without limitation, the USA Patriot Act and anti-money laundering rules and regulations) and any policy or procedure implemented by Bank to comply therewith. Bank is authorized to make all inquiries it deems necessary to verify accuracy of the information submitted in your loan application and to determine the Applicant’s creditworthiness, and to share any information provided to Bank by or about any Applicant(s) with any third party that performs services for Bank in connection with this application or the loan or to whom this application or any loan to the Applicant may be transferred.

Deposit Account: Sensitive Enterprises. Applicant understands and agrees that, if the loan application is approved, it will be required to establish and maintain a deposit account at the Bank during the term of the loan. The Bank’s policy requires that Applicants whose business includes participating in certain sensitive enterprises, such as check cashing, money transfer, gambling and marijuana/cannabis production and sales must be evaluated carefully before a deposit or loan account is established.

Notice for Denial: If you have applied for credit and your request is denied you have the right to a written statement of the specific reasons for denial. To obtain the statement, you must write to us within 60 days from the date you are notified of our decision at: 898 Veterans Memorial Highway, Suite 560 Hauppauge, NY 11788] or call us at: (631) 537-1000. We will send you a written statement of the reason(s) for denial within 30 days of receiving your request for the statement.

Indemnity. You agree that the Bank shall be entitled to rely on the accuracy and completeness of all representations and all the information provided by you and you, on behalf of the Applicant, hereby indemnify the Bank, its affiliates and their respective directors, officers, employees and agents (each an “Indemnified Party”) from, and hold each Indemnified Party harmless from and against, all actions, causes of action, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) of any nature or kind (including those by third parties) arising out of, or related to, any violations or inaccuracies of the undertakings made pursuant to these Terms and Conditions.

Bank Property. You agree that the loan application, including all materials submitted by Applicant in connection with it, is the property of the Bank, whether or not the application is approved or a loan is originated.

Agreement for Electronic Delivery and Signature (“Esign Agreement” ). Borrower hereby agrees to receive information from and provide information to Bank electronically pursuant to the terms and conditions of this E-Sign Agreement. This E-Sign Agreement contains important information and disclosures about your rights and obligations in connection with your application for a loan from Bank. If you choose not to agree to the terms and conditions of this E-Sign Agreement, you should not utilize the proceeds of your loan and advise us accordingly. Please read and retain a copy of this E-Sign Agreement for your records.

By providing telephone number(s) to the Bank, our affiliates or agents, whether in the application or separately at a later time, you authorize the Bank, and/or our affiliates and agents to contact you regarding your loan account(s) with us at the telephone numbers provided using any means, including but not limited to placing calls using an automated dialing system to cell phone or VoIP numbers or leaving pre-recorded messages or sending text messages. You agree that you may incur charges for any such calls or text messages. You further agree that any phone call with us may be monitored or recorded by us for quality control and other purposes. Also, by providing an e-mail address, Borrower consents and agrees to receive electronic mail from the Bank, our affiliates and agents.

Electronic Agreement - By accepting and using the Paycheck Protection Program Loan proceeds the Borrower:

1)	Certifies that Borrower has permission to apply jointly and/or on behalf of all persons who qualify as a Borrower in the loan application and that all such persons are aware of and have authorized the submission of the loan application. If you are agreeing to the terms and conditions of this E-Sign Agreement on behalf of an Entity, you certify that you have been duly appointed and authorized to take action on behalf of such Entity, whether by a resolution or other similar and adequate means by its owners, shareholders, board of directors, members, or any other persons required to authorize you to act on its behalf to: (i) submit and receive information; and (ii) execute an application and all other agreements applicable to your loan; and (iii) bind the Entity to the obligations as set forth in or presented to you by electronic means through this web site or by other electronic means.

2)	Agrees on behalf of the Borrower, either personally or for an Entity on whose behalf you are acting, to this E-Sign Agreement.

3)	Agrees to submit information to, receive information from, and enter into agreements with the Bank electronically in accordance with the requirements of the federal Electronic Signatures In Global and National Commerce Act and any applicable requirements of any governmental agency or authority related to your loan obligation.